UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

____________________

Date of Report (Date of earliest event reported): August 5, 2014
____________________

OCLARO, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
2560 Junction Avenue, San Jose, California 95134 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Komoro, Japan Industrial and Consumer Business

On August 5, 2014, Oclaro Japan, Inc., a company incorporated under the laws of Japan (“Oclaro Japan”) and a wholly-owned subsidiary of Oclaro, Inc. (the “Company”), entered into a Master Separation Agreement (“MSA”) with Ushio Opto Semiconductors, Inc., a company incorporated under the laws of Japan (“Ushio Opto”), and Ushio, Inc., a company incorporated under the laws of Japan (“Ushio”), whereby Ushio Opto agreed to acquire the industrial and consumer business of Oclaro Japan located at its Komoro, Japan facility (the “Business”), by means of an absorption-type demerger under the Japanese Companies Act (such transaction, the “Transaction”). Consideration for the Transaction will consist of 1.85 billion Japanese yen (approximately $18.5 million) in cash, of which 1.6 billion Japanese yen (approximately $16 million) will be paid at the closing and 250 million Japanese yen (approximately $2.5 million) will be paid into escrow and released to Oclaro Japan upon the earlier of six months after the closing or the completion by Oclaro Japan of certain transition services, subject to a net asset valuation adjustment post-closing and after deduction for any indemnification amounts determined to be owed to Ushio Opto prior to release of the funds from escrow. At the closing of the Transaction, Oclaro Japan and Ushio Opto are expected to enter into certain transition services and reciprocal services agreements to allow the Business to continue operations during the ownership transition, as well as an intellectual property agreement. Consummation of the transaction is subject to customary closing conditions. The closing of the Transaction is expected to occur during the Company’s second fiscal quarter of 2015 ending December 27, 2014. Ushio has guaranteed the performance of Ushio Opto’s obligations under the MSA.

Oclaro Japan, Ushio Opto and Ushio each provided customary and reciprocal representations, warranties and covenants in the MSA.

The above description of the MSA and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the MSA, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: August 5, 2014	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary